Exhibit 4.1


                      AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         AMENDMENT NO. 2, dated as of August 16, 2005 (this "Amendment No. 2"), to the Rights Agreement, dated as of November 8, 2004 (the "Rights
Agreement"), between News Corporation, Inc. (n/k/a News Corporation), a Delaware corporation (the "Company"), and Computershare Investor Services,
LLC, as Rights Agent (the "Rights Agent"), as amended by Amendment No. 1 thereto, dated as of November 23, 2004 ("Amendment No. 1").

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

         WHEREAS, the Company and the Rights Agent agreed as of November 23, 2004, to amend the Rights Agreement as set forth in Amendment No. 1;

         WHEREAS, the Company and the Rights Agent desire to further amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

         WHEREAS, the Board of Directors of the Company has authorized and adopted this Amendment No. 2 at a meeting of directors duly called and held;

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement, Amendment No. 1 and this Amendment No. 2, the parties hereby agree as follows:

         1. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety:

         "Subject to Section 7(e) hereof, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, and an amount equal to any tax or charge required to be paid under Section 9(e), at or prior to the earlier of (i) 5:00 P.M., New York City time, on November 8, 2007, or such earlier or later date as may be established by the Board prior to the expiration of the Rights (such date, as it may be advanced or extended by the Board, the "Final Expiration Date"), or
         (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date")."

         2. Exhibit B to the Rights Agreement is hereby amended by replacing the term "November 8, 2005," in each place in which such term appears in Exhibit B, with the term "November 8, 2007."


         3. Exhibit C to the Rights Agreement is hereby amended by:

         (a) replacing the term "November 8, 2005," in each place in which such term appears in Exhibit C, with the term "November 8, 2007";

         (b) inserting the term ", as amended," at the end of the last sentence of the first paragraph of Exhibit C; and

         (c) inserting the phrase ", with any amendments to the Rights Agreement being filed as Exhibits to Current Reports on Form 8-K" at the end of the first sentence of the last paragraph of Exhibit C.

         4. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         5. This Amendment No. 2 shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         6. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.


Attest:                                         NEWS CORPORATION


By: /s/ Lawrence A. Jacobs                      By: /s/ David F. DeVoe
    ----------------------------------             ----------------------------
    Name:  Lawrence A. Jacobs                      Name:  David F. DeVoe
    Title: Senior Executive Vice                   Title: Senior Executive Vice
           President & Group General                      President & Chief
           Counsel                                        Financial Officer


Attest:                                         COMPUTERSHARE INVESTOR
                                                SERVICES, LLC


By:   /s/ Blanche Hurt                           By:  /s/ Gerard Mullins
   -------------------------------                  ---------------------------
   Name:  Blanche Hurt                             Name:  Gerard Mullins
   Title: General Counsel                          Title: Treasurer